UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2006

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 E. Middlefield Road
Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 15, 2006, the stockholders of Ditech Networks, Inc. approved (1) the Ditech Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), and (2) Ditech’s 1999 Employee Stock Purchase Plan, as amended (the “Purchase Plan”).

2006 Plan

The 2006 Plan provides for the grant of stock awards to directors, officers, employees and consultants, consisting of stock options, stock appreciation rights, stock unit awards, performance stock awards, and other types of stock awards. The 2006 Plan is an amendment and restatement of Ditech’s 2000 Non-Qualified Stock Plan (the “2000 Plan”) which had not been approved by Ditech’s stockholders previously. The 2006 Plan, as approved by the stockholders:

•       Increased the number of shares of Common Stock that may be issued under the 2006 Plan by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares (as of July 25, 2006 options covering an aggregate of 2,513,111 shares of Common Stock were outstanding under the 2000 Plan, and Ditech had issued an aggregate of 2,369,493 shares of Common Stock upon exercise of options); provided, however, that certain types of stock awards will count as 1.3 shares against the reserve for each share subject to the stock award;

•       Expand the types of stock awards available under the 2006 Plan to include stock appreciation rights, stock unit awards, performance stock awards, and other stock awards, and limit stock options to an exercise or strike price per share of at least equal to 100% of the fair market value of the stock on the date of grant;

•       Eliminate the discretion of the Board of Directors to (i) reprice any outstanding stock award after it has been granted, or (ii) cancel and re-grant any outstanding stock award, unless such an action has been approved by the stockholders;

•       Designate a series of performance criteria that Ditech’s Compensation Committee may use in establishing specific targets to be attained as a condition to the grant, vesting, or exercise of one or more stock awards under the 2006 Plan so that the compensation attributable to such awards will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”);

•       Update the 2006 Plan to facilitate administration, clarify certain mechanical provisions, and conform to changes in applicable law; and

•       Eliminate the 50% share limitation on the aggregate number of shares reserved for issuance to officers and directors.

On September 15, 2006, the Board of Directors of Ditech Networks, Inc. approved the form of stock option agreement to be used in connection with the 2006 Plan.

A full description of the 2006 Plan is included in Ditech’s proxy statement filed with the Securities and Exchange Commission on August 2, 2006. The 2006 Plan is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K, and the form of stock option agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Purchase Plan

The Purchase Plan provides a means by which Ditech’s employees (and any parent or subsidiary of Ditech designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Ditech’s Common Stock through payroll deductions. Purchases are made at a price per share of not be less than the lesser of: (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the specified purchase date. As a result of the stockholder approval of the Purchase Plan, the number of shares available for issuance under the Purchase Plan was increased from 1,416,666 shares to 1,816,666 shares. As of July 25, 2006, an aggregate of 1,269,807 shares of Common Stock had been purchased under the Purchase Plan.

A full description of the Purchase Plan is included in Ditech’s proxy statement filed with the Securities and Exchange Commission on August 2, 2006, and the Purchase Plan is incorporated by reference as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Ditech Networks, Inc. 2006 Equity Incentive Plan (1)

10.2	Form of Stock Option Agreement to be Used for Grants of Stock Options Under the Ditech Networks, Inc. 2006 Equity Incentive Plan

10.3	Ditech Networks, Inc. 1999 Employee Stock Purchase Plan, as amended (2)

(1)             Incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement, filed August 2, 2006.

(2)             Incorporated by reference from Appendix B to the Company’s Revised Definitive Proxy Statement, filed August 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: September 21, 2006	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ditech Networks, Inc. 2006 Equity Incentive Plan (1)

10.2	Form of Stock Option Agreement to be Used for Grants of Stock Options Under the Ditech Networks, Inc. 2006 Equity Incentive Plan

10.3	Ditech Networks, Inc. 1999 Employee Stock Purchase Plan, as amended (2)

(1)             Incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement, filed August 2, 2006.

(2)             Incorporated by reference from Appendix B to the Company’s Revised Definitive Proxy Statement, filed August 9, 2006.